UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2006
Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     Dana Corporation (Dana) reported in its Form 10-Q for the third quarter of 2006 that the company was evaluating the closure of plants in the United States and Canada to address over capacity and operating cost issues. On December 11, 2006, Dana’s management finalized plans to close the company’s axle plants in Cape Girardeau, Missouri and Syracuse, Indiana and its structures plants in Thorold and Guelph, Ontario, Canada. On December 12, 2006, Dana issued a news release announcing these decisions. The text of that news release is set out in the attached Exhibit 99.1.
     Dana expects to complete the closure of the Guelph facility by February 28, 2007; the Thorold facility by June 30, 2007; the Syracuse facility by September 30, 2007; and the Cape Girardeau facility by June 30, 2008. Dana expects to sell the facilities that it owns (Thorold, Syracuse and Cape Girardeau) between September 2007 and December 2010.
     In connection with these plant closings, Dana expects to incur aggregate pre-tax charges of approximately $45 million, including costs of approximately $21 million for employee separation, $10 million for property taxes and other holding costs relating to closed facilities through the expected sale dates, $7 million to prepare the facilities for closing, and $4 million for relocating production assets. Of the total charges, approximately $26 million will be recorded in the fourth quarter of 2006, $8 million in 2007, $6 million in 2008, and $5 million in 2009.
     Dana expects to make cash expenditures of approximately $2 million in the fourth quarter of 2006, $32 million in 2007, $5 million in 2008, and $1 million in 2009 in connection with the charges identified in the preceding paragraph. Dana also expects to incur a net cost of approximately $3 million related to pension and retiree health care plan curtailments and settlements. The timing of the related cash flows cannot be determined at this time.
Item 8.01. Other Events.
     For some time, Dana has supplied Ford Motor Company (Ford) with full-perimeter assembled frames for Ford’s F-150 pick-up trucks. As a long-standing member of Ford’s family of strategic suppliers, Dana has been working with Ford during 2006 to address the economic and market factors (including production cutbacks and continuing high commodity costs) affecting both companies and the North American light vehicle industry generally. Ford and Dana have recently renegotiated their supply arrangements to provide that Dana will share the production of structural components and the assembly of frames for the next generation of the F-150 truck with another Ford supplier, with Dana continuing to supply 100% of the hydroformed side rails and a significant portion of the other structural components for the frames.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

99.1	Text of Dana Corporation news release dated December 12, 2006

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation

(Registrant)
Date: December 14, 2006	By:	/s/ Michael L. DeBacker Michael L. DeBacker Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Text of Dana Corporation news release dated December 12, 2006

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